UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2011

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458-1634
(Address of Principal Executive Offices) (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report, the terms “we”, “us”, and “our” refer to Senior Housing Properties Trust and its consolidated subsidiaries, unless otherwise noted, “CWH” refers to CommonWealth REIT and its applicable subsidiaries, and “Five Star” refers to Five Star Quality Care, Inc. and its applicable subsidiaries.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                  OUR PENDING ACQUISITIONS OF SENIOR LIVING COMMUNITIES AND CERTAIN RELATED MANAGEMENT ARRANGEMENTS ARE CONTINGENT UPON VARIOUS CLOSING CONDITIONS, INCLUDING IN SOME CASES, OUR COMPLETION OF DILIGENCE, AND / OR REGULATORY, LENDER OR OTHER THIRD PARTY APPROVALS.  ACCORDINGLY, SOME OR ALL OF THESE PURCHASES AND ANY RELATED MANAGEMENT ARRANGEMENTS MAY BE DELAYED OR MAY NOT OCCUR, AND

•                  THIS CURRENT REPORT STATES THAT THE TERMS OF VARIOUS TRANSACTIONS BETWEEN US AND EACH OF CWH AND FIVE STAR WERE REVIEWED AND APPROVED BY SPECIAL COMMITTEES OF EACH OF OUR BOARD OF TRUSTEES AND CWH’S BOARD OF TRUSTEES OR FIVE STAR’S BOARD OF DIRECTORS, RESPECTIVELY, COMPOSED SOLELY OF INDEPENDENT TRUSTEES OR DIRECTORS WHO ARE NOT ALSO TRUSTEES OR DIRECTORS OF THE OTHER PARTY TO THE TRANSACTION, AND THAT WE AND THEY WERE REPRESENTED BY SEPARATE COUNSEL.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT THE PURCHASE PRICES AND OTHER TERMS OF THESE TRANSACTIONS ARE AS FAVORABLE TO US AS THOSE WE COULD OBTAIN IN SIMILAR TRANSACTIONS WITH UNRELATED THIRD PARTIES.  HOWEVER, DESPITE THESE PROCEDURAL SAFEGUARDS, WE COULD STILL BE SUBJECTED TO CLAIMS CHALLENGING THESE TRANSACTIONS OR OUR ENTRY INTO THESE TRANSACTIONS BECAUSE OF THE MULTIPLE RELATIONSHIPS AMONG US, CWH AND FIVE STAR AND THEIR RELATED PERSONS AND ENTITIES, AND DEFENDING SUCH CLAIMS COULD BE EXPENSIVE AND DISTRACTING TO MANAGEMENT.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER

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IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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Item 8.01.   Other Events.

On December 1, 2011, we acquired a senior living community with 57 units from an unaffiliated party for a purchase price of $11.3 million, excluding closing costs.  We leased this community to a taxable REIT subsidiary of ours, and Five Star has agreed to manage this community under a management contract on terms similar to the terms of the senior living community management contracts we entered into with Five Star on May 12, 2011 relating to up to 15 other senior living communities we have acquired or have agreements to acquire.  This management contract was pooled with those other contracts under the terms of our related pooling agreement with Five Star.

The description of the management contracts and the related pooling agreement is not complete and is subject to and qualified in its entirety by reference to a representative form thereof or a copy thereof filed as Exhibits 10.1 and 10.2 to our Current Report on Form 8-K dated May 13, 2011, or the May 13 Current Report, and as Exhibit 10.1 hereto, each of which is incorporated herein by reference.  For more information about the management agreements and certain related matters, please refer to the information in Item 9.01 below under “Information Regarding Certain Relationships and Related Transactions”.

Item 9.01.  Financial Statements and Exhibits.

Explanatory Note

27 MOBs.  As previously reported in our Current Report on Form 8-K dated November 18, 2010, or the November 18 Current Report and our Current Report on Form 8-K dated December 8, 2010, or the December 8 Current Report, in November 2010, we agreed to purchase 27 office buildings leased to medical providers or medical related businesses, clinics and biotech laboratory tenants, or MOBs, or the 27 MOBs, from CWH pursuant to a series of purchase agreements.  The December 8 Current Report contains financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K in connection with the matters reported in the November 18 Current Report.  As of January 26, 2011, we completed the acquisitions of all of the 27 MOBs for an aggregate purchase price of $470.0 million, excluding closing costs.  We funded these acquisitions using cash on hand, proceeds from an equity offering, proceeds from the sale of unsecured senior notes and borrowings under our revolving credit facility.  For more information about these purchase agreements, the 27 MOBs and certain related matters, please refer to the November 18 Current Report and the December 8 Current Report.

20 Senior Living Communities.  As previously reported in our Current Report on Form 8-K dated March 8, 2011, or the March 8 Current Report, and May 13 Current Report, in March 2011, we agreed to acquire 20 senior living communities, or the 20 Senior Living Communities, for approximately $304.0 million.  As of the date of this Current Report, we have acquired 18 of these communities for approximately $258.4 million, excluding closing costs.  We funded these acquisitions using cash on hand, proceeds from an equity offering and borrowings under our revolving credit facility, and by assuming approximately $73.4 million of mortgage loans.  We expect to acquire the remaining two of the 20 Senior Living Communities in 2011 and 2012, subject to satisfaction of various conditions to closing, including various regulatory approvals and lender consents.  We can provide no assurance as to when or if the closing of these remaining acquisitions will occur.  We expect to fund the remaining acquisitions using cash on hand and borrowings under our revolving credit facility and

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by assuming approximately $4.9 million of mortgage loans.  For more information about the related purchase agreements, the 20 Senior Living Communities and certain related matters, please refer to the March 8 Current Report and the May 13 Current Report.

On May 12, 2011, we entered into agreements for Five Star to manage 15 of these 20 Senior Living Communities, or the Managed Communities, under long term contracts with us.  Thirteen of the 18 communities acquired to date are Managed Communities.  The related management agreements became or will become effective upon our acquisition of the related senior living communities.  Five Star began leasing the other five of the 18 communities we have acquired when we acquired them in June and July, 2011.  As noted above, our acquisitions of the remaining two of the 20 Senior Living Communities are subject to satisfaction of various conditions to closing, including various regulatory and lender consents; accordingly, we can provide no assurance as to when Five Star will begin to operate these Managed Communities.  For more information about the management agreements and leases, please refer to the March 8 Current Report and the May 13 Current Report.

9 Senior Living Communities.  As previously reported in our Current Report on Form 8-K dated September 1, 2011, or the September 1 Current Report, we have agreed to purchase nine senior living communities, or the 9 Senior Living Communities, for approximately $478.0 million.  We expect these communities to be managed by Five Star under long term management contracts on terms similar to the terms of the existing senior living community management contracts between us and Five Star.  We currently expect to fund these purchases using cash on hand, borrowings under our credit facility and by assuming approximately $164.0 million of mortgage debt secured by five of the 9 Senior Living Communities.  The purchases of the 9 Senior Living Communities are subject to various conditions, including regulatory and other third party approvals.  In the next several days, we expect to close on the acquisition of eight of these communities. We expect the purchase of the one remaining community in New York to be delayed into 2012 because of required approvals, especially the licensing process in the state of New York.  However, we can provide no assurance that we will purchase all or any of these properties.  For more information about the related purchase agreements, the 9 Senior Living Communities, the contemplated management contracts with Five Star and certain related matters, please refer to the September 1 Current Report.

13 MOBs.  As previously reported in our Current Report on Form 8-K dated September 23, 2011, or the September 23 Current Report, and our Current Report on Form 8-K dated October 12, 2011, or the October 12 Current Report, in September 2011, we purchased 13 MOBs, or the 13 MOBs, from CWH for an aggregate purchase price of $167.0 million, excluding closing costs.  We funded these acquisitions using cash on hand and borrowings under our revolving credit facility.  For more information about the related purchase agreements, the 13 MOBs and certain related matters, please refer to the September 23 Current Report and the October 12 Current Report.  Also, please refer to the information below under “Information Regarding Certain Relationships and Related Transactions”.

Other Acquisitions.  In addition to the foregoing, during the nine months ended September 30, 2011, we completed the previously reported purchase of an additional senior living community with 73 living units and six additional MOBs with approximately 289,738 aggregate square feet for purchase prices of $48.6 million in the aggregate, excluding closing costs.  We funded these acquisitions using cash on hand, borrowings under our revolving credit facility and by assuming approximately $3.7 million of mortgage debt.  Subsequent to September 30, 2011, we acquired an additional senior living

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community with 57 living units and three MOBs with approximately 138,606 square feet for purchase prices of $43.7 million in the aggregate, excluding closing costs.  We funded these acquisitions using cash on hand, borrowings under our revolving credit facility and by assuming approximately $9.7 million of mortgage debt.

As of the date of this Current Report, we also have an agreement to acquire one additional senior living community from an unaffiliated party for approximately $11.3 million, excluding closing costs.  Our purchase of this property is subject to various conditions, including, satisfactory completion of due diligence and regulatory approvals.  We currently expect to complete this purchase during the first quarter of 2012, but we can provide no assurance that we will purchase this property.

Item 9.01 of this Current Report provides updated unaudited pro forma financial statements reflecting (1) the acquisition of the 27 MOBs, (2) the acquisition of 18 of the 20 Senior Living Communities, (3) the acquisitions of the 13 MOBs, (4) the other acquisitions we completed described above under “Other Acquisitions”, (5) the pending acquisition of the remaining two of the 20 Senior Living Communities, (6) the pending acquisition of the 9 Senior Living Communities, and (7) the other pending acquisition described above under “Other Acquisitions”.

Information Regarding Certain Relationships and Related Transactions

We were a 100% owned subsidiary of CWH until our common shares were distributed to CWH’s shareholders in 1999.  We currently own 250,000 common shares of CWH.  Five Star is our former subsidiary and our largest tenant, and we are Five Star’s largest shareholder.  As of September 30, 2011, we owned approximately 8.9% of Five Star’s outstanding shares of common stock.  We have numerous relationships with CWH and Five Star, including the arrangements referred to in this Current Report.

Reit Management & Research LLC, or RMR, provides management services to each of us, CWH and Five Star. One of our Managing Trustees, Barry Portnoy, is Chairman and majority owner of RMR and serves as a managing director of Five Star and a managing trustee of CWH.  Adam Portnoy, our other Managing Trustee, is Mr. Barry Portnoy’s son, is an owner, President and Chief Executive Officer, and a director of RMR and is a managing trustee of CWH.  Our President and Chief Operating Officer is a director of RMR.  Each of our and CWH’s and three of Five Star’s executive officers are also officers of RMR.  Frederick N. Zeytoonjian serves as an Independent Trustee of us and of CWH.  Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services.  Barry Portnoy serves as a managing director or managing trustee of those companies and Adam Portnoy serves as a managing trustee of a majority of those companies.

The terms of the purchases of the 27 MOBs and the 13 MOBs properties were negotiated by special committees of each of our and CWH’s Boards of Trustees, composed solely of independent trustees who are not also trustees of the other party, and who were represented by separate counsel.  Also, the purchase prices for these properties were established by reference to appraisals by a nationally recognized real estate appraisal firm.  The terms of the management agreements and leases between us and Five Star were reviewed and approved by special committees of each of our Board of Trustees and Five Star’s board of directors composed solely of Independent Trustees or

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independent directors who are not also trustees or directors of the other party and who were represented by separate counsel.

We currently own approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or AIC.  The other shareholders of AIC are RMR and five other companies to which RMR provides management services, including CWH and Five Star.  All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC.  RMR provides management and administrative services to AIC.  In 2010, AIC designed a combination property insurance program for us and other AIC shareholders in which AIC participated as a reinsurer.  That program was modified and extended in June 2011 for a one year term.

For more information about these and other relationships among us, our Trustees, our executive officers, CWH, Five Star, RMR, AIC, other companies to which RMR provides management services, and others affiliated with or related to them and about the risks which may arise as a result of those and other related person transactions and relationships, please see our Annual Report on Form 10-K for the year ended December 31, 2010, or our Annual Report, our Proxy Statement for our 2011 Annual Meeting of Shareholders dated February 24, 2011, or our Proxy Statement, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, the March 8 Current Report, the May 13 Current Report, the June 27 Current Report, the September 1 Current Report, the September 23 Current Report, the October 12 Current Report and our other filings with the SEC including the sections captioned “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” in our Annual Report, the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” in our Quarterly Report, and the information regarding our Trustees and executive officers and the section captioned “Related Person Transactions and Company Review of Such Transactions” in our Proxy Statement.  In addition, please see the “Risk Factors” section of our Annual Report for a description of risks which may arise from these transactions and relationships.  Our filings with the SEC, including our Annual Report, our Quarterly Report, our Proxy Statement and our Current Reports, are available at the SEC’s website at www.sec.gov.  In addition, copies of certain of our agreements with these parties are also publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, including our lease agreements and form of management agreement and related pooling agreement we have with Five Star and our business management and property management agreements with RMR.

Further Background on Pro Forma Data

This Current Report, on page F-1 and the following pages, includes pro forma financial data for us, which includes (1) the acquisition of the 27 MOBs, (2) the acquisition of 18 of the 20 Senior Living Communities, (3) the acquisitions of the 13 MOBs, (4) the other acquisitions we completed described above under “Other Acquisitions”, (5) the pending acquisition of the remaining two of the 20 Senior Living Communities, (6) the pending acquisition of the 9 Senior Living Communities, and (7) the other pending acquisition described above under “Other Acquisitions”.  Because changes will likely occur in occupancy, rents and expenses with respect to the properties acquired and because our pending acquisitions may not be completed, the pro forma financial data presented should not be considered as a projection of future results.  Differences could also result

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from changes in our portfolio of investments, in interest rates, in our capital structure and for other reasons.

The total purchase price for the 69 properties we have acquired and which are referred to in the proceeding paragraph was $987.7 million.  We funded those acquisitions using cash on hand, borrowings under our revolving credit facility, proceeds from our equity offerings in December 2010 and July and October 2011 and proceeds from our sale of unsecured senior notes in January 2011, and by assuming approximately $86.8 million of mortgage loans.  We currently expect to fund the $534.6 million total purchase prices for our pending acquisitions of 12 additional senior living communities described above using cash on hand and borrowings under our revolving credit facility and by assuming approximately $169.2 million of mortgage debt.

Certain properties acquired by us are leased to tenants, including Five Star, on a long term basis under “net leases” that transfer substantially all of the properties’ operating and holding costs to the tenants.  We have previously provided summary financial data and other information regarding Five Star in our Quarterly Reports on Form 10-Q filed with the SEC and in our Annual Report.  Our other tenants with net leases are engaged in a range of health care related industries including health services, biotechnology research and pharmaceutical research and manufacturing with no significant concentration in any particular industry other than health care generally.  The majority in number of these net lease tenants, other than Five Star, are privately owned.  Certain leases are guaranteed by affiliates of the tenants.  As of the date of this Current Report, we believe that each of these net lease tenants is current in its rent payments due to us.  The five most significant net lease tenants are: Five Star; Aurora Health Care, or Aurora; Scripps Research Institute, or Scripps; Reliant Medical Group (formerly known as Fallon Community Health Plan), or Reliant; and HIP Health Plan of New York, or HIP.  Aurora is one of the largest not for profit hospital and health care providers in Wisconsin.  Scripps is one of the largest not for profit health research institutes in the United States and is located in La Jolla, California.  Reliant is one of the largest multi-specialty group practices providing healthcare services in central Massachusetts.  HIP is one of the largest health insurance companies providing clinical services in the New York City area.

(b)                   Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011	F-2
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Nine Months Ended September 30, 2011	F-3
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2010	F-4
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-5

(d)                   Exhibits.

10.1                                                   Accession Agreement, dated as of December 1, 2011, by SNH CALI Tenant LLC in favor of FVE Managers, Inc.

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10.2                                                   Amendment to Amended and Restated Business Management Agreement, dated as of November 21, 2011, between Senior Housing Properties Trust and Reit Management & Research LLC

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SENIOR HOUSING PROPERTIES TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 reflects our financial position as if the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements that occurred after September 30, 2011, or are currently pending, were completed on September 30, 2011.  The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2011 and for the year ended December 31, 2010, present our results of operations as if the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed on January 1, 2010.  These unaudited pro forma condensed consolidated financial statements should be read in connection with our financial statements for the nine months ended September 30, 2011, included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, for the year ended December 31, 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the financial statements included in Item 9.01(a) of our Current Report on Form 8-K dated December 8, 2010.

The unaudited pro forma condensed consolidated financial statements assume that our pending acquisitions of 12 additional senior living communities referenced earlier in this Current Report are funded using cash on hand and borrowings under our revolving credit facility and by assuming approximately $169.2 million of mortgage debt.  These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and upon completion of the planned long term financing for these acquisitions, our financial position and results of our operations may be significantly different than what is presented in these unaudited pro forma condensed consolidated financial statements.  In the opinion of our management, all adjustments necessary to reflect the effects of the transactions described above have been included in the unaudited pro forma condensed consolidated financial statements.

The allocation of our acquisitions and planned acquisitions subsequent to September 30, 2011, described in the notes to the unaudited pro forma condensed consolidated financial statements and reflected in these unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates of the fair value of assets acquired and liabilities assumed.  Consequently, amounts preliminarily allocated to assets acquired and liabilities assumed, or to be acquired or assumed, could change significantly from those used in the unaudited pro forma condensed consolidated financial statements.

These unaudited pro forma financial statements are not necessarily indicative of the expected results of operations for any future period.  Differences could result from future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues including rents expected to be received on leases in place or signed during and after 2011 or for other reasons.  Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma condensed consolidated financial statements related to these transactions.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2011

(dollars in thousands)

		Pro Forma Adjustments
	Historical	Other Completed and Pending Acquisitions (A)	Other Financing Activities (B)	Pro Forma
ASSETS:
Real estate properties, at cost	$4,294,821	$578,357	$—	$4,873,178
Less accumulated depreciation	603,309	—	—	603,309
	3,691,512	578,357	—	4,269,869
Cash and cash equivalents	26,845	—	—	26,845
Restricted cash	7,169	—	—	7,169
Deferred financing fees, net	22,844	—	—	22,844
Acquired real estate leases, net	98,840	—	—	98,840
Loan receivable	48,000	—	—	48,000
Other assets	108,103	—	—	108,103
	$4,003,313	$578,357	$—	$4,581,670

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Unsecured revolving credit facility	$210,000	$405,257	$(184,739)	$430,518
Senior unsecured notes, net of discount	670,849	—	—	670,849
Secured debt and capital leases	723,928	178,884	—	902,812
Acquired real estate lease obligations, net	18,853	—	—	18,853
Other liabilities	70,159	—	—	70,159
Shareholders’ equity	2,309,524	(5,784)	184,739	2,488,479
	$4,003,313	$578,357	$—	$4,581,670

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Statement of Income

Nine Months Ended September 30, 2011

(amounts in thousands, except per share amounts)

	Historical	MOBs Acquired (C)	Other Completed and Pending Acquisitions (D)	Adjustments		Pro Forma
Revenues:
Rental income	$300,527	$735	$27,788	$28	(E)	$329,078
Residents fees and services	11,575	—	119,363	—		130,938
Total revenues	312,102	735	147,151	28		460,016

Expenses:
Depreciation	82,120	—	—	18,165	(F)	100,285
General and administrative	19,618	—	—	3,525	(G)	23,143
Property operating expenses	40,572	298	95,078	—		135,948
Acquisition related costs	6,547	—	—	(6,547)	(H)	—
Impairment of assets	1,194	—	—	—		1,194
Total expenses	150,051	298	95,078	15,143		260,570

Operating income (loss)	162,051	437	52,073	(15,115)		199,446

Interest and other income	971	—	—	—		971
Interest expense	(70,837)	—	(10,477)	(5,816)	(I)	(87,130)
Loss on early extinguishment of debt	(427)	—	—	—		(427)
Gain on sale of properties	21,315	—	—	—		21,315
Equity in losses of an investee	111	—	—	—		111
Income (loss) before income tax expense	113,184	437	41,596	(20,931)		134,286
Income tax expense	(365)	—	—	—		(365)
Net income (loss)	$112,819	$437	$41,596	$(20,931)		$133,921

Weighted average shares outstanding	145,745			16,901	(J)	162,646

Net income per share	$0.77					$0.82

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2010

(amounts in thousands, except per share amounts)

	Historical (K)	MOBs Acquired (L)	Other Completed and Pending Acquisitions (M)	Adjustments		Pro Forma
Revenues:
Rental income	$339,009	$55,628	$47,462	$2,751	(N)	$444,850
Residents fees and services	—	—	174,424	—		174,424
Total revenues	339,009	55,628	221,886	2,751		619,274

Expenses:
Depreciation	90,409	—	—	44,113	(O)	134,522
General and administrative	21,865	—	—	7,294	(P)	29,159
Property operating expenses	19,195	18,428	139,974	—		177,597
Acquisition related costs	3,610	—	—	12,331	(Q)	15,941
Impairment of assets	5,965	—	—	—		5,965
Total expenses	141,044	18,428	139,974	63,738		363,184

Operating income (loss)	197,965	37,200	81,912	(60,987)		256,090

Interest and other income	1,162	—	—	—		1,162
Interest expense	(80,017)	—	(15,516)	(18,665)	(R)	(114,198)
Loss on early extinguishment of debt	(2,433)	—	—	—		(2,433)
Gain on sale of properties	109	—	—	—		109
Equity in losses of an investee	(1)	—	—	—		(1)
Income (loss) before income tax expense	116,785	37,200	66,396	(79,652)		140,729
Income tax expense	(300)	—	—	—		(300)
Net income (loss)	$116,485	$37,200	$66,396	$(79,652)		$140,429

Weighted average shares outstanding	128,092			34,554	(S)	162,646

Net income per share	$0.91					$0.86

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(A)                        Represents the effect of our completed acquisition of one senior living community and three MOBs subsequent to September 30, 2011 and our pending acquisition of 12 senior living communities for an aggregate purchase price of approximately $578,357, excluding closing costs.  We funded or currently expect to fund our completed and pending acquisitions with borrowings under our revolving credit facility and by assuming approximately $178,884 of mortgage debt.  The adjustment to shareholders’ equity represents the estimated acquisition related costs, funded by borrowings under our revolving credit facility, related to the pending acquisitions subsequent to September 30, 2011, as if these acquisitions occurred on January 1, 2010.

(B)                          In October 2011, we issued 9.2 million common shares in a public offering, raising net proceeds of approximately $184,739.  We used the net proceeds of this offering to repay borrowings outstanding on our revolving credit facility.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Nine Months Ended September 30, 2011

(C)                    Represents the revenues and operating expenses for the nine months ended September 30, 2011, of our completed acquisitions, pursuant to agreements dated November 12, 2010, from CWH of six MOBs acquired on January 26, 2011, as if these six MOBs were acquired on January 1, 2011.

(D)                   Represents the effect on rental income, residents fees and services, property operating expenses and interest expense of (i) our completed acquisitions of 20 senior living communities, including the management contracts for 14 of these communities by Five Star Quality Care, Inc., or Five Star, and leasing to Five Star of six of these communities, and 22 MOBs, and (ii) the pending acquisitions of 12 senior living communities, including the management contracts for all of these communities by Five Star described in Note (A), as if these acquisitions occurred on January 1, 2011.  We assumed mortgage debt of approximately $86,734 related to certain of these completed acquisitions and we currently expect to assume mortgage debt of approximately $169,184 related to certain of these pending acquisitions at weighted average interest of 6.05% per annum.

(E)                     Represents the effect on rental income for the nine months ended September 30, 2011, of the non-cash straight line rent adjustments of the six MOBs acquired from CWH in January 2011 as described in Note (C).

(F)                     Represents the effect on depreciation expense from January 1, 2011 through the date of acquisition of the six MOBs acquired from CWH in January 2011 as described in Note (C) and the other completed and pending acquisitions described in Note (D).

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

(G)                    The increase in general and administrative expense represents the increased business management fees payable to RMR pursuant to our business management agreement with RMR, for the nine months ended September 30, 2011 from the acquisitions of the six MOBs from CWH in January 2011 described in Note (C) and the other completed and pending acquisitions described in Note (D), as if these acquisitions occurred on January 1, 2011.

(H)                   Represents acquisition related costs recognized during the nine months ended September 30, 2011, as if the related acquisitions occurred prior to January 1, 2011.

(I)                        In January 2011, we sold $250,000 unsecured senior notes due in 2016 at an interest rate of 4.30% per annum.  We used the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility and to fund the acquisitions described in Notes (C) and (D).  The adjustment also includes interest for funding our completed and pending acquisitions described in Note (D) with borrowings under our revolving credit facility at an interest rate of 1.80% per annum.  The additional interest expense is as follows:

January 2011, $250,000 senior note sale for acquisition funding	$(412)
Completed and pending acquisitions funded with borrowings under our revolving credit facility	(5,404)
Total	$(5,816)

(J)                       The adjustment to our weighted average shares outstanding shows the effect on our weighted average shares outstanding for the nine months ended September 30, 2011, as if our 2011 equity transactions, including our October 2011 share issuance described in Note (B) and our issuance of 11.5 million common shares in a public offering in July 2011, occurred on January 1, 2010.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2010

(K)                   Reclassifications have been made to the prior year’s financial statements to conform to the current year’s presentation.  These reclassifications were made to conform the prior year’s impairment of assets to the current classification.  These reclassifications had no effect on net income or shareholders’ equity.

(L)                     Represents the revenues and operating expenses for the year ended December 31, 2010, of our completed acquisitions, pursuant to agreements dated November 12, 2010, from CWH of the 27 MOBs, as if these 27 MOBs were acquired on January 1, 2010.

(M)                Represents the effect on rental income, residents fees and services, property operating expenses and interest expense of our completed acquisition of five MOBs in 2010, 20 senior living communities in 2011 and 22 MOBs in 2011, as if these acquisitions occurred on January 1, 2010.  These adjustments also represent the effect of the

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

pending acquisition of 12 senior living communities, including the management contracts for all of these communities by Five Star, described in Note (A).  We assumed or currently expect to assume aggregate mortgage debt of approximately $258,376 at weighted average interest of 6.05% per annum related to one of these 2010 acquisitions and certain of the completed and pending 2011 acquisitions.

(N)                   Represents the effect on rental income for the year ended December 31, 2010, of the non-cash straight line rent adjustments of the 27 MOBs acquired from CWH as described in Note (L) and the non-cash amortization of above and below market leases.  We amortize capitalized above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the leases.  The additional rental income is as follows:

Non-cash, straight line rent adjustments as if the acquisitions described in Note (L) occurred on January 1, 2010	$861
Non-cash, net above and below market lease amortization	1,890
Total	$2,751

(O)                   Represents the effect on depreciation expense for the year ended December 31, 2010 of the 27 MOBs acquired from CWH as described in Note (L) and the other completed and pending acquisitions described in Note (M).

(P)                     Represents the effect on general and administrative expenses paid to RMR pursuant to our business management agreement with RMR for the year ended December 31, 2010 from the acquisitions of the 27 MOBs from CWH described in Note (L) and the other completed and pending acquisitions described in Note (M), as if these acquisitions occurred on January 1, 2010.

(Q)                   Represents an adjustment to acquisition related costs recognized during the nine months ended September 30, 2011 and an estimate of acquisition related costs for our completed and pending acquisitions subsequent to September 30, 2011, as if the related acquisitions occurred on January 1, 2010.

(R)                    In April 2010, we sold $200,000 of unsecured senior notes due in 2020 at an interest rate of 6.75% per annum.  We used $97,500 of these proceeds to redeem all of our unsecured senior notes due in 2015.  We used the remaining net proceeds, or approximately $102,500, to fund acquisitions described in Notes (L) and (M).  The adjustment represents the interest cost from January 1, 2010 through the date the unsecured senior notes were sold of the net proceeds to fund acquisitions.

In January 2011, we sold $250,000 of unsecured senior notes due in 2016 at an interest rate of 4.30% per annum and incurred approximately $1,973 of deferred financing fees that are amortized over the note term.  We used the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility and to fund the acquisitions described in Notes (L) and (M).

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

The adjustment to interest expense also includes interest for borrowings under our revolving credit facility at an interest rate of 1.80% per annum to fund completed and pending acquisitions described in Notes (L) and (M).  The additional interest expense is as follows:

April 2010, senior note sale for acquisition funding	$(1,877)
January 2011, senior note sale for acquisition funding	(10,750)
Amortization of deferred financing fees	(395)
Acquisition financing under our revolving credit facility	(5,643)
Total	$(18,665)

(S)                     In December 2010, July 2011 and October 2011, we issued 14.4 million, 11.5 million and 9.2 million, respectively, of our common shares in underwritten public offerings, raising net proceeds of $282,000, $247,500 and $184,739, respectively.  We used the net proceeds from these offerings to repay borrowings outstanding under our revolving credit facility and for general business purposes, including funding certain acquisitions described in Note (L) and (M).  The adjustment to our weighted average shares outstanding shows the effect on our weighted average shares outstanding for the year ended December 31, 2010, as if our 2010 and 2011 equity transactions occurred on January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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	By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

Dated: December 5, 2011